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                                     EXHIBIT 11.1
                    STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                       (In thousands except per share amounts)

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

                                                              Three Months Ended      Six Months Ended
PRIMARY:                                                         December 31,           December 31,
                                                             --------------------    -------------------
                                                               1996         1995       1996       1995
                                                               ----         ----       ----       ----

Weighted Average Shares Outstanding:
Common shares. . . . . . . . . . . . . . . . . . . . . . .     174,926    162,282     173,950    161,818
Convertible preferred shares . . . . . . . . . . . . . . .          --        460          --        442
Stock options. . . . . . . . . . . . . . . . . . . . . . .          --     14,577          --     16,008
                                                              --------   --------    --------   --------
Total weighted average shares outstanding. . . . . . . . .     174,926    177,319     173,950    178,268
                                                              --------   --------    --------   --------
                                                              --------   --------    --------   --------

(Loss) Income Per Share:
Net (loss) income. . . . . . . . . . . . . . . . . . . . .    $(12,789)  $ 52,353    $(34,390)  $110,710
Preferred stock dividend requirement . . . . . . . . . . .        (131)        --        (262)        --
                                                              --------   --------    --------   --------
Net (loss) income available to common stockholders . . . .    $(12,920)  $ 52,353    $(34,652)  $110,710
                                                              --------   --------    --------   --------
                                                              --------   --------    --------   --------
Net (loss) income per share. . . . . . . . . . . . . . . .    $  (0.07)  $   0.30    $  (0.20)  $   0.62
                                                              --------   --------    --------   --------
                                                              --------   --------    --------   --------

FULLY DILUTED:

Weighted Average Shares Outstanding:
Common shares. . . . . . . . . . . . . . . . . . . . . . .     174,926    162,282     173,950    161,818
Convertible preferred shares . . . . . . . . . . . . . . .          --        460          --        442
Zero coupon convertible subordinated debentures. . . . . .          --      7,402          --      7,402
Stock options. . . . . . . . . . . . . . . . . . . . . . .          --     14,577          --     16,008
                                                              --------   --------    --------   --------
Total weighted average shares outstanding. . . . . . . . .     174,926    184,721     173,950    185,670
                                                              --------   --------    --------   --------
                                                              --------   --------    --------   --------

(Loss) Income Per Share:
Net (loss) income. . . . . . . . . . . . . . . . . . . . .    $(12,789)  $ 52,353    $(34,390)  $110,710
Zero coupon convertible subordinated debentures. . . . . .          --      1,388          --      2,757
Preferred stock dividend requirement . . . . . . . . . . .        (131)        --        (262)        --
                                                              --------   --------    --------   --------
Net (loss) income available to common stockholders . . . .    $(12,920)  $ 53,741    $(34,652)  $113,467
                                                              --------   --------    --------   --------
                                                              --------   --------    --------   --------
Net (loss) income per share. . . . . . . . . . . . . . . .    $  (0.07)  $   0.29    $  (0.20)  $   0.61
                                                              --------   --------    --------   --------
                                                              --------   --------    --------   --------
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